U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 10/A
AMENDMENT NO. 1

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

WRASP 33, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-0339991
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4737 North Ocean Drive
Suite 207
Lauderdale by the Sea, FL	33308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 203-2902

Facsimile number: (310) 472-0578

Copies to:
David N. Feldman, Esq.
Richardson & Patel, LLP
420 Lexington Avenue, Suite 2620
New York, NY 10170
Telephone Number: (212) 869-7000
Facsimile Number: (212) 997-4242

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class	Name of Exchange on which
to be so registered	each class is to be registered

Common Stock, $0.0001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

EXPLANATORY NOTE

We are voluntarily filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This registration statement will automatically become effective by lapse of time 60 days from the filing date at which point we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the “Registrant,” the “Company,” “we,” “our” or “us” means WRASP 33, Inc.  Our principal place of business is located at 4737 North Ocean Drive, Suite 207, Lauderdale by the Sea, 33308. Our telephone number is (310) 203-2902.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1. Business.

Business Development

WRASP 33, Inc. (“we”, “us”, “our”, the "Company" or the "Registrant") was incorporated in the State of Delaware as SRKP 33, Inc. on June 4, 2009. On July 14, 2009, the Company filed an Amendment to its Certificate of Incorporation pursuant to which the Company changed its name from SRKP 33, Inc. to WRASP 33, Inc. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing.  The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination.  As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with an existing company.  The Company selected December 31 as its fiscal year end.

Business of Issuer

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.  As of December 31, 2010, the Company has total assets of $2,553 comprised of cash and its auditors issued an opinion raising substantial doubt about its ability to continue as a going concern.  Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities will be undertaken by or under the supervision of the management of the Registrant.  As of this date the Company has not entered into any definitive agreement with any party, nor has there been any specific discussion with any potential business combination candidate regarding business opportunities for the Company.  Although the Company has minimal funds available the Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities in that it may seek a business combination target located in any industry or location .  In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

         (a)               Potential for growth, indicated by new technology, anticipated market expansion or new products;

         (b)               Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

         (c)               Strength and diversity of management, either in place or scheduled for recruitment;

         (d)               Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

         (e)               The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

         (f)                The extent to which the business opportunity can be advanced; and

         (g)               The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired. In addition, we will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations. In evaluating a prospective business combination, we will conduct as extensive a due diligence review of potential targets as possible given the lack of information which may be available regarding private companies, our limited personnel and financial resources and the inexperience of our management with respect to such activities. We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, including but not limited to attorneys, accountants, consultants or such other professionals. At this time, the Company has not specifically identified any third parties that it may engage. At this time the Company has not specifically identified any third parties that it may engage, except that WestPark Capital, Inc. (“WPC”), a registered broker-dealer and FINRA member, may assist the Company with due diligence in identifying a business combination target. The costs associated with hiring third parties to complete a business combination target may be significant and are difficult to determine as such costs may vary depending on a variety of factors, including the amount of time it takes to complete a business combination, the location of the target company and the size and complexity of the target company.  Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoters, owners, sponsors or other associated with the target business seeking our participation.

The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. The amount of time it takes to complete a business combination, the location of the target company and the size and complexity of the business of the target company are all factors that determine the costs associated with completing a business combination transaction.  The time and costs required to complete a business combination transaction can be ascertained once a business combination target has been identified.  Any costs incurred with respect to evaluation of a prospective business combination that is not ultimately completed will result in a loss to us.

Through information obtained from industry professionals,  including attorneys, investment bankers, and other consultants with significant experience in the reverse merger industry and publications such as the Reverse Merger Report, the Company is aware that there are hundreds of shell companies seeking a business combination target.  As a result, the Company’s management believes it is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are, and will continue to be, an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

In addition, management is currently involved with other blank check companies. Conflicts in the pursuit of business combinations with such other blank check companies with which they and other members of our management are, and may in the future be, affiliated with may arise. In the event of identical officers and directors between blank check companies in which our management is involved, such individuals will use their reasonable judgment to determine the company that will be entitled to proceed with the proposed transaction.

Form of Acquisition

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of its common stock, par value $.0001 per share (the “Common Stock”) or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all stockholders of the Registrant would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Registrant prior to such reorganization. The Company does not intend to supply disclosure to shareholders concerning a target company prior to the consummation of a business combination transaction, unless required by applicable law or regulation.  In the event a proposed business combination involves a change in majority of directors of the Company, the Company will file and provide to shareholders a Schedule 14F-1, which shall include, information concerning the target company, as required. The Company will file a current report on Form 8-K, as required, within four business days of a business combination which results in the Company ceasing to be a shell company. This Form 8-K will include complete disclosure of the target company, including audited financial statements.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all or a majority of the Registrant's directors may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

The Company intends to search for a target for a business combination by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, consultants and attorneys. The approximate number of persons or entities that will be contacted is unknown and dependant on whether any opportunities are presented by the sources that we contact. Our management intends to use its existing business contacts and relationships in order to identify a business combination target for us, including its affiliation with WPC. Our management also attends numerous conferences where industry professionals including attorneys, investment bankers, and other consultants with significant experience in the reverse merger industry are present and often have a common goal of creating networking opportunities that will assist in identifying business combination targets. The Company currently does not have any agreements, arrangements or understanding in place with WPC. It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. The costs that will be incurred are difficult to determine at this time as the costs are expected to be tied to the amount of time it takes to identify and complete a business combination transaction as well as the specific factors related to the business combination target hat is chosen, including such factors as the location, size and complexity of the business of the target company.  If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred. The Company has not established a timeline with respect to the identification of a business combination target.

We presently have no employees apart from our management. Our officers and directors are engaged in outside business activities and are employed on a full-time basis by another entity. Our management will be dividing its time amongst the Company and the other companies for which they are employed. Our officers and directors anticipate that they will devote very limited time to our business until the acquisition of a successful business opportunity has been identified. The specific amount of time that management will devote to the Company may vary from week to week or even day to day, and therefore the specific amount of time that management will devote to the Company on a weekly basis cannot be ascertained with any level of certainty. In all cases, management intends to spend as much time as is necessary to exercise its fiduciary duties as officers and directors of the Company.

We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Item 1A. Risk Factors.

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is   not required to provide the information required by this item.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company does not currently engage in any business activities that provide cash flow. During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports, and
(ii)	investigating, analyzing and consummating an acquisition.

We believe we will be able to meet these costs through additional amounts, as necessary, to be advanced, loaned by or invested in us by our stockholders, management or other investors. As of December 31, 2010, the Company had $2,553 in its treasury. We currently have no agreements or specific arrangements in place with our stockholders, management or other investors, however, our management and certain stockholders have indicated an intention to advance funds to the Company as needed in order to cover costs related to the Company’s Exchange Act filing requirements and investigating, analyzing and consummating an acquisition.  There are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed. Our ability to continue is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  Our ability to continue as a going concern is also dependent on our ability to find a suitable target company and enter into a possible reverse merger with such company.  We cannot continue as a going concern beyond 9 to 12 months without obtaining additional sources of capital, completing a business combination or generating profitable operations. Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances; however, there is no assurance of additional funding being available.

The Company is in the development stage and has not earned any revenues from operations to date. In the next 12 months we expect to incur expenses of approximately $30,000 for legal, accounting, audit, and other professional service fees incurred in relation to the Company’s Exchange Act filing requirements.  The costs related to the acquisition of a business combination target company are dependent on a variety of factors including, but not limited to, the amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company.  Therefore, we believe such costs are unascertainable until the Company indentifies a business combination target. These conditions raise substantial doubt about our ability to continue as a going concern. The Company is currently devoting its efforts to locating merger candidates.  The Company's ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our officers and directors have not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. Through information obtained from industry professionals including attorneys, investment bankers, and other consultants with significant experience in the reverse merger industry and publications such as the Reverse Merger Report, our management believes that there are numerous firms seeking the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock.  The Company believes that while a private operating company may be able to file its own Exchange Act registration statement to achieve the benefits of becoming a public reporting or trading Company, those benefits are likely to be achieved at a faster rate through a business combination. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We do not currently intend to retain any entity to act as a “finder” to identify and analyze the merits of potential target businesses.  However, if we do, at present, we contemplate that at least one of the third parties who may introduce business combinations to us may be WPC, a Colorado corporation and a registered broker-dealer and member of FINRA. Richard A. Rappaport, our President and a director, indirectly holds a 100% interest in, and is the Chief Executive Officer of, WPC. Anthony C. Pintsopoulos, our Secretary, Chief Financial Officer and a director, is the President and Treasurer of WPC. There is currently no signed agreement or preliminary agreements or understandings between us and WPC. Any finders fees paid to WPC will be comparable with unaffiliated third party fees.

We have not established a specific timeline nor have we created a specific plan to identify an acquisition target and consummate a business combination. We expect that our management, through its various contacts and its affiliations with other entities, will locate a business combination target.  We expect that funds in the amount of approximately $30,000 will be required in order for the Company to satisfy its Exchange Act reporting requirements, in addition to any other funds that will be required in order to complete a business combination.  Such funds can only be estimated upon identifying a business combination target. Our management and certain stockholders have indicated an intent to advance funds on behalf of the Company as needed in order to accomplish its business plan and comply with its Exchange Act reporting requirements, however, there are no agreements in effect between the Company and our management and its stockholders.  Therefore, there are no assurances that the Company will be able to obtain the required financing as needed in order to consummate a business combination transaction.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of WPC at no charge. WPC rents the office space with approximately 5,000 square feet at 1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90067.  Given the limited need of the Company, management believes that the office space is more than suitable and adequate. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of April 14, 2011, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of Common Stock of the Company.

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Class

WestPark Capital Financial Services, LLC 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	7,137,410	(1)	60.62%

Richard A. Rappaport(2) 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	11,239,368	(3)	81.31%

Anthony C. Pintsopoulos (4) c/o WRASP 33, Inc. 4737 North Ocean Drive, Suite 207 Lauderdale by the Sea, FL 33308	1,640,784	(5)	18.18%

Debbie Schwartzberg 800 5th Avenue New York, NY 10021	1,640,784	(6)	18.18%

All Directors and Officers as a Group (2 individuals)	12,880,152		87.96%

(1)	Includes 3,568,705 shares of Common Stock and a warrant to purchase 3,568,705 shares of Common Stock.
(2)	Richard A. Rappaport serves as President and Director of the Company.
(3)
Includes 1,312,627 shares of Common Stock and a warrant to purchase 1,312,627 shares of Common Stock owned by Mr. Rappaport, 3,568,705 shares of Common Stock and a warrant to purchase 3,568,705 shares of Common Stock owned by WestPark Capital Financial Services, LLC (“WPCFS”).  Mr. Rappaport, as Chief Executive Officer and Chairman of WPCFS, may be deemed to be the indirect beneficial owner of the securities owned by WPCFS since he has sole voting and investment control over the securities.  Also includes an aggregate of 738,352 shares of Common Stock and warrants to purchase an aggregate of 738,652 shares of Common Stock owned by the Amanda Rappaport Trust and the Kailey Rappaport Trust.  Mr. Rappaport is trustee of such trusts and therefore may be deemed to beneficially own the shares of Common Stock owned by such trusts as he has sole voting and investment control over the securities

(4)	Anthony Pintsopoulos serves as Secretary, Chief Financial Officer and director of the Company. Mr. Pintsopoulos is also the Chief Financial Officer of WPCFS.
(5)	Includes 820,392 shares of Common Stock and a warrant to purchase 820,392 shares of Common Stock owned by Mr. Pintsopoulos.
(6)	Includes 820,392 shares of Common Stock and a warrant to purchase 820,392 shares of Common Stock owned by Ms. Schwartzberg.

Changes in Control

The Company’s business plan includes seeking a target company in order to complete a business combination.  In connection with such business combination we anticipate that a change of control will occur if and when we engage in a business combination. While management cannot predict the specific nature of the form of the business combination, in the event a proposed business combination involves a change in majority of directors of the Company, the Company will file and provide to shareholders a Schedule 14F-1, which shall include information concerning the target company, as required.  Additionally, the Company will file a Form 8-K with Form 10 information within four business days of the consummation of a transaction in which the Company ceases to be a shell company.  Except as otherwise described herein, to the knowledge of the management of the Company there are currently no arrangements, plans or agreements with respect to a pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5. Directors and Executive Officers.

(a)  Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position

Richard A. Rappaport	51	President and Director
Anthony C. Pintsopoulos	55	Secretary, Chief Financial Officer and Director

Richard A. Rappaport, President and Director since inception, is the founder of WPC and has been its Chief Executive Officer since September 1999. WPC is a full service investment banking and securities brokerage firm, which serves the needs of private and public companies worldwide, as well as individual and institutional investors. Mr. Rappaport is the also the CEO and Chairman of WPCFS.  From April 1995 through September 1999, Mr. Rappaport was director of Corporate Finance for Global Securities, where he was responsible for all of the firms North American Corporate finance activities. Global Securities was a registered broker-dealer that has since terminated operations. Mr. Rappaport also serves as President and director of SRKP 2, Inc., SRKP 3, Inc., SRKP 5, Inc., SRKP 10, Inc., SRKP 12, Inc., SRKP 14, Inc., SRKP 15, Inc., SRKP 16, Inc., SRKP 24, Inc., SRKP 26, Inc., SRKP 27, Inc., SRKP 28, Inc., SRKP 29, Inc., WRASP 30, Inc., WRASP 31, Inc. and WRASP 32, Inc., all of which are publicly-reporting, blank check and non-trading shell companies.  Mr.  Rappaport also serves as President and director of WRASP 34, Inc. Mr. Rappaport received a B.S. in 1981 from the University of California at Berkeley and an M.B.A. in 1986 from the University of California at Los Angeles.  Mr. Rappaport’s past experience as founder of multiple blank check companies which have completed business combinations will be a significant asset to the Company as it seeks to carry out its business plan.

Anthony C. Pintsopoulos, Chief Financial Officer, Secretary and a Director since inception, is the President and Treasurer of WPC. He has been with WPC in numerous capacities since October 2002. Mr. Pintsopolous is also the Chief Financial Officer of WPCFS  and has also served in numerous capacities since October 2002. Prior to joining WPC, Mr. Pintsopoulos was Chief Financial Officer and acting Chief Operating Officer at Joseph, Charles & Associates (JCA) a full service investment banking and securities brokerage firm from August 1997 to November 2000. Prior to JCA, from 1983 to 1995, Mr. Pintsopoulos served as Chief Financial Officer, Treasurer and Board Member of Safety 1st, Inc., a manufacturer of juvenile products. He administered the company's IPO and Secondary Offerings. Preceding Safety 1st, Mr. Pintsopoulos worked at Coopers & Lybrand Boston, Massachusetts. Also, he owned his own CPA Firm in Massachusetts before merging it into Vitale, Caturano & Co., PC (the largest CPA firm in New England, other than the Big 4). In his CPA business, he has worked with both public and private entities in all phases of business development. Mr. Pintsopoulos also serves as Chief Financial Officer, Secretary and director of SRKP 2, Inc., SRKP 3, Inc., SRKP 5, Inc., SRKP 10, Inc., SRKP 12, Inc., SRKP 14, Inc., SRKP 15, Inc., SRKP 16, Inc., SRKP 24, Inc., SRKP 26, Inc., SRKP 27, Inc., SRKP 28, Inc., SRKP 29, Inc., WRASP 30, Inc., WRASP 31, Inc. and WRASP 32, Inc., all of which are publicly-reporting, blank check and non-trading shell companies.  Mr. Pintsopoulos also serves as Chief Financial Officer, Secretary and director of WRASP 34, Inc. He holds a Bachelor of Business Administration in Accounting from the University of Massachusetts, Amherst and holds NASD licenses 7, 24, and 63. He is a Certified Public Accountant, a member of the Massachusetts Society of Certified Public Accountants (MSCPA) and the American Institute of Certified Public Accountants (AICPA). Mr. Pintsopoulos’ past experience as founder of multiple blank check companies which have completed business combinations will be a significant asset to the Company as it seeks to carry out its business plan.

(b)  Significant Employees.

None.

(c)  Family Relationships.

None.

(d)  Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Registrant during the past ten years.

(e)  Prior Blank Check Company Experience.

As indicated below, our management also serves as officers and directors of:

Name	Filing Date Registration Statement	Operating Status	SEC File Number	Pending Business Combinations	Additional Information	Trading Market	Closing Price

SRKP 1, Inc. (“SRKP 1”)	April 20, 2004	Effective December 1, 2004	333-114622	On October 17, 2006, SRKP 1 completed a share exchange transaction with KGE Group, Limited, a Hong Kong Corporation, pursuant to which SRKP 1 became the 100% parent of Full Art International, Ltd. SRKP 1 is now known as China Architectural Engineering, Inc.	Messrs. Rappaport and Pintsopoulos served as officers and directors until the closing of the share exchange transaction with KGE Group, Limited, at which time they resigned.	Nasdaq Global Select	$1.24

SRKP 2, Inc.	April 19, 2005	Effective August 10, 2006	333-124164	None.	Mr. Rappaport has been an officer and director since inception. Mr. Pintsopoulos has been an officer since inception.	None.	None.

SRKP 3, Inc.	July 7, 2005	Effective May 15, 2006	333-126441	None.	Mr. Rappaport has been an officer and director since inception. Mr. Pintsopoulos has been an officer since inception.	None.	None.

SRKP 4, Inc. (“SRKP 4”)	August 3, 2005	Effective October 3, 2005	000-51473	SRKP 4 merged with and into Cougar Biotechnology, Inc. on April 3, 2006.	Messrs. Rappaport and Pintsopoulos served as officers and directors until the company merged with and into Cougar Biotechnology, Inc., at which time they resigned. Cougar Biotechnology, Inc. was acquired by Johnson & Johnson on July 10, 2009.	NYSE	$59.24

SRKP 5, Inc.	August 3, 2005	Effective October 3, 2005	000-51474	None.	Messrs. Rappaport and Pintsopoulos have served as officers and directors since inception.	None.	None.

SRKP 6, Inc. (“SRKP 6”)	August 3, 2005	Effective October 3, 2005	000-51475	SRKP 6 merged with and into Vicor Technologies, Inc. on March 30, 2007.	Messrs. Rappaport and Pintsopoulos served as officers and directors until the company merged with and into Vicor Technologies, Inc., at which time they resigned.	OTCBB	$0.43

SRKP 7, Inc. (“SRKP 7”)	August 3, 2005	Effective October 3, 2005	000-51476	On June 30, 2006, SRKP 7 completed a share exchange and reverse merger transaction with John S. Kovach and Lixte Biotechnology, Inc. (“Lixte”), pursuant to which Lixte became a wholly owned subsidiary of SRKP 7.	Messrs. Rappaport and Pintsopoulos served as officers and directors until the company merged with Lixte, at which time they resigned.	OTCBB	$0.88

SRKP 8, Inc. (“SRKP 8”)	August 3, 2005	Effective October 3, 2005	000-51477	On August 31, 2006, SRKP 8 completed a share exchange transaction with Kunming Shenghuo Pharmaceutical (Group) Co., Ltd. (“Shenghuo China”) and Lan’s Int’l Medicine Investment Co., Limited, a Hong Kong corporation, pursuant to which SRKP 8 became the 93.75% parent of Shenghuo China. SRKP 8 is now known as Shenghuo Pharmaceutical Holdings, Inc.	Messrs. Rappaport and Pintsopoulos served as officers and directors until the closing of the share exchange transaction with Shenghuo China, at which time they resigned.	AMEX	$1.12

SRKP 9, Inc. (“SRKP 9”)	May 5, 2006	Effective July 6, 2006	000-51981	On January 23, 2007, SRKP 9 completed a share exchange transaction with Times Manufacture & E-Commerce Corporation Limited, a British Virgin Islands corporation (“Times Manufacture”), pursuant to which SRKP 9 became the 100% parent of Times Manufacture. SRKP 9 is now known as Asia Time Corporation.	Messrs. Rappaport and Pintsopoulos served as officers and directors until the closing of the share exchange transaction with Times Manufacture, at which time they resigned.	Pink Sheets	$0.06

SRKP 10, Inc.	May 5, 2006	Effective July 6, 2006	000-51982	None.	Messrs. Rappaport and Pintsopoulos have served as officers and directors since inception.	None.	None.

SRKP 11, Inc. (“SRKP 11”)	July 5, 2006	Effective September 5, 2006	000-52103	On November 2, 2007, SRKP 11 completed a share exchange transaction with Hong Kong Highpower Technology, Inc., a Delaware corporation (“Highpower”), and its wholly-owned subsidiary, Hong Kong Highpower Technology Company Limited, a Hong Kong corporation (“HKHT”), and its wholly-owned subsidiary Shenzhen Highpower Technology Co., Ltd., a company organized under the laws of the People’s Republic of China, pursuant to which SRKP 11 became the 100% parent of HKHT and assumed the operations of HKHT and its subsidiary. SRKP 11 is now known as Hong Kong Highpower Technology, Inc.	Messrs. Rappaport and Pintsopoulos served as officers and directors until the closing of the share exchange transaction, at which time they resigned.	Nasdaq Global Market	$3.37

SRKP 12, Inc. and SRKP 14, Inc.	July 5, 2006	Effective September 5, 2006	000-52102 000-52104	None.	Messrs. Rappaport and Pintsopoulos have been officers and directors of these companies since inception.	None.	None.

SRKP 15, Inc., and SRKP 16, Inc.	November 26, 2007	Effective January 25, 2008	000-52931 000-52932	None.	Messrs. Rappaport and Pintsopoulos have been officers and directors of these companies since inception.	None.	None.

SRKP 17, Inc.	November 26, 2007	Effective January 25, 2008	000-52930
On October 17, 2008, SRKP 17 completed a share exchange transaction with Podium Technology Limited, a company organized under the laws of the British Virgin Islands, Yinlips Digital Technology (Shenzhen) Co., Ltd., a company organized under the laws of the People’s Republic of China and a wholly-owned subsidiary of Podium, pursuant to which SRKP 17 became the 100% parent of Podium and assumed the operations of Podium and its wholly-owned subsidiary, Shenzhen Yinlips. On October 20, 2008, the Company changed its name from SRKP 17, Inc. to Yinlips Technology, Inc.
					Messrs. Rappaport and Pintsopoulos served as officers and directors until the closing of the share exchange transaction, at which time they resigned.	No current trading market.	None.

SRKP 18, Inc	November 26, 2007	Effective January 25, 2008	000-52934
On January 9, 2009, SRKP 18 (i) closed a share exchange transaction with  World Orient Universal Limited, a company organized under the laws of the British Virgin Islands and a wholly-owned subsidiary of SRKP 18 (“World Orient”), Global Asia Universal Limited, a company organized under the laws of the British Virgin Islands and a wholly-owned subsidiary of World Orient (“Global Asia”), Everfair Technologies, Ltd., a company organized under the laws of Hong Kong and a wholly-owned subsidiary of Global Asia (“Everfair”) and Zhengzhou Shenyang Technology Company Limited, a company organized under the laws of the People’s Republic of China and a wholly-owned subsidiary of Everfair (“Zhengzhou ZST”), pursuant to which the SRKP18 became the 100% parent of World Orient, (ii) assumed the operations of World Orient and its subsidiaries, including Zhengzhou ZST, and (iii) changed its name from SRKP 18, Inc. to ZST Digital Networks, Inc.
				Messrs. Rappaport and Pintsopoulos served as officers and directors until the closing of the share exchange transaction, at which time they resigned.	Nasdaq Global Market	$5.65

SRKP 19, Inc.	November 26, 2007	Effective January 25, 2008	000-52933	On July 25, 2008, SRKP 19 and NIVS Holding Company Limited, a British Virgin Islands corporation (“NIVS BVI”) (i) closed a share exchange transaction, pursuant to which SRKP 19 became the 100% parent of NIVS BVI, (ii) assumed the operations of NIVS BVI and its subsidiaries, and (iii) changed its name from SRKP 19, Inc. to NIVS IntelliMedia Technology Group, Inc.	Messrs. Rappaport and Pintsopoulos served as officers and directors until the closing of the share exchange transaction, at which time they resigned.	AMEX	$2.21

SRKP 20, Inc.	January 16, 2008	Effective March 17, 2008	000-53016
On December 16, 2010, SRKP 20 (i) closed a share exchange transaction, described below, pursuant to which SRKP 20 became the 100% parent of Immense Fortune Holdings Limited, a British Virgin Islands corporation (“Immense Fortune”) (ii) assumed the operations of Immense Fortune and its subsidiaries, Legend Media Holdings HK Limited, a Hong Kong corporation  and Feigeda Electronic (SZ) Co., Ltd., a company organized under the laws of the People’s Republic of China and (iii) changed its name from “SRKP 20, Inc.” to “Feigeda Electronic Technology, Inc.”
					Messrs. Rappaport and Pintsopoulos served as officers and directors until the closing of the share exchange transaction, at which time they resigned.	No current trading market.	None.

SRKP 21, Inc.	January 16, 2008	Effective March 17, 2008	000-53017
On May 6, 2009, SRKP 21 and  its wholly-owned subsidiary Attainment Holdings Limited, a British Virgin Islands corporation (“Attainment Holdings”), Attainment Holding’s wholly-owned subsidiary Luck Loyal International Investment Limited, a Hong Kong corporation (“Luck Loyal”) and Luck Loyal’s wholly-owned subsidiary Shenzhen YuePengCheng Motor Co., Ltd., a company organized under the laws of the PRC (“Shenzhen YPC”) (i) closed a share exchange transaction, pursuant to which SRKP 21 became the 100% parent of Attainment Holdings, (ii) assumed the operations of Attainment Holdings and its subsidiaries, including Shenzhen YPC, and (iii) changed its name from SRKP 21, Inc. to China Electric Motor, Inc.
					Messrs. Rappaport and Pintsopoulos served as officers and directors until the closing of the share exchange transaction, at which time they resigned.	Nasdaq Global Market	$3.02

SRKP 22, Inc.	January 16, 2008	Effective March 17, 2008	000-53018	On January 15, 2010, SRKP 22 (i) closed a share exchange agreement pursuant to which SRKP 22 became the 100% parent of China Intelligent Electronic Holding Limited, a British Virgin Islands corporation (“China Intelligent BVI”), (ii) assumed the operations of China Intelligent BVI and its subsidiaries, and (iii) changed its name from SRKP 22, Inc. to China Intelligent Lighting and Electronics, Inc. China Intelligent BVI is primarily a holding company.	Messrs. Rappaport and Pintsopoulos served as officers and directors until the closing of the share exchange transaction, at which time they resigned.	AMEX	$2.12

SRKP 23, Inc.	January 16, 2008	Effective March 17, 2008	000-53019
On November 23, 2010, SRKP 23 (i) closed a share exchange transaction, described below, pursuant to which SRKP 23 became the 100% parent of Weixin International Co., Limited, a company organized under the laws of the British Virgin Islands (“Weixin BVI”)  and (ii) assumed the operations of Weixin BVI and its subsidiaries, including Wei Xin Holding Group Limited, a company organized under the laws of Hong Kong, Gangzhou Kelida Intelligent Equipment Co., Ltd., a company organized under the laws of the People’s Republic of China (“Kelida”) and the wholly owned subsidiaries of Kelida,  Zhaoqing Hua Su Plastic Trading Company, Zhaoqing Chuang Yi Resources Recycle Co., Ltd., Zhaoqing Xin Ye Plastic Co., Ltd.  and Zhaoqing Li Jun Craftwork Co., Ltd., each a company organized under the laws of the People’s Republic of China and (iii) changed our name from “SRKP 23, Inc.” to “China Wesen Recycling Technology, Inc.”
					Messrs. Rappaport and Pintsopoulos served as officers and directors until the closing of the share exchange transaction, at which time they resigned.	No current trading market.	None.

SRKP 24, Inc.	January 16, 2008	Effective March 17, 2008	000-53020	None.	Messrs. Rappaport and Pintsopoulos have been officers and directors since inception.	None.	None.

SRKP 25, Inc.	January 16, 2008	Effective March 17, 2008	000-53021	On April 23, 2010, SRKP 25 closed a share exchange agreement pursuant to which SRKP 25 became the 100% parent of CD Media (Holding) Co., Limited, a British Virgin Islands corporation (“CD Media BVI”), (ii) assumed the operations of CD Media BVI and its subsidiaries, CD Media (HK) Limited, a company incorporated under the laws of Hong Kong (“CD Media HK”) and Huizhou CD Media Co., Ltd., a company incorporated under the laws of the People’s Republic of China (“CD Media Huizhou”) and (iii) changed its name from SRKP 25, Inc. to China Century Dragon Media, Inc.	Messrs. Rappaport and Pintsopoulos served as officers and directors until the closing of the share exchange transaction, at which time they resigned.	AMEX	$4.80

SRKP 26, Inc., SRKP 27, Inc., SRKP 28, Inc. and SRKP 29, Inc.		Effective March 17, 2008	000-53022 000-53023 000-53024 000-53025	None.	Messrs. Rappaport and Pintsopoulos have been officers and directors of these companies since inception.	None.	None.

WRASP 30, Inc., WRASP 31, Inc., and WRASP 32, Inc.	July 31, 2009	Effective September 29, 2009	000-53745 000-53746 000-53747	None.	Messrs. Rappaport and Pintsopoulos have been officers and directors of these companies since inception.	None.	None.

WRASP 34, Inc.	January 31, 2011	Effective April 1, 2011	000-54265	None.	Messrs. Rappaport and Pintsopoulos have been officers and directors of these companies since inception.	None.	None.

*Closing sales price of common stock as of March 28, 2011

The above blank check companies have the same business purpose as the Company, which is to seek the acquisition of or merger with an existing company. Management is currently involved with these other blank check companies. Conflicts in the pursuit of business combinations with such other blank check companies with which they and other members of our management are, and may in the future be, affiliated with may arise. In the event of identical officers and directors, such individuals will use their reasonable judgement to determine the company that will be entitled to proceed with the proposed transaction.

Item 6. Executive Compensation.

The following table sets forth the cash and other compensation paid by the Company to executive officers and directors during the fiscal years ended December 31, 2009, 2010 and through the date of this filing.

Name and principal position	Year	Salary	Bonus	Option Awards	All other Compensation	Total

Richard Rappaport	2009	—	—	—	—	—
President and Director	2010	—	—	—	—	—

Anthony Pintsopoulos	2009	—	—	—	—	—
Secretary , Chief Financial Officer and Director	2010	—	—	—	—	—

The following compensation discussion addresses all compensation awarded to, earned by, or paid to the Company’s named executive officers. The Company's officers and directors have not received any cash or other compensation since inception. They will not receive any compensation until the consummation of an acquisition. No compensation of any nature has been paid for on account of services rendered by a director in such capacity. Our officers and directors intend to devote very limited time to our affairs.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain members of our management for the purposes of providing services to the surviving entity.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination.

Compensation Committee and Insider Participation

The Company does not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officers and directors until such time that the Company completes a reverse merger or business combination.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Certain Relationships and Related Transactions

On June 4, 2009, the Company offered and sold an aggregate of 7,096,390 shares (the “WPCFS Shares”) of Common Stock for an aggregate purchase price equal to $5,000, pursuant to the terms and conditions set forth in that certain common stock purchase agreement (the “WPCFS Purchase Agreement”) and a warrant (the “WPCFS Warrant”) to purchase an aggregate of 7,096,390 shares of Common Stock for a purchase prices equal to $2,500, pursuant to the terms and conditions set forth in that certain warrant purchase agreement (the “WPCFS Warrant Purchase Agreement”) to  WPCFS. Our President and director, Richard A. Rappaport, also serves as Chief Executive Officer and Chairman of WPCFS and may be deemed to be the indirect beneficial owner of these securities held of record by WPCFS since he has sole voting and investment control over the securities.   Our Secretary, Chief Financial Officer and director, Anthony Pintsopoulos, also serves as Chief Financial Officer of WPCFS.   A form of the WPCFS Common Stock Purchase Agreement and WPCFS Warrant Purchase Agreement are attached hereto as Exhibits 10.1, 10.2, respectively. A form of the WPCFS Warrant was filed as Exhibits 4.1 to the Company’s Form 10 filed with the Securities and Exchange Commission on January 31, 2011 and incorporated herein by reference.

On December 20, 2010, the Company entered into several separate Common Stock Purchase Agreements (the “Purchase Agreements”) and Warrant Purchase Agreement (the “WPAs”) by and among the Company, WPCFS and certain other purchasers (the “Purchasers”) pursuant to which WPCFS transferred an aggregate of 3,527,685 WPCFS Shares and WPCFS Warrants to purchase up to an aggregate of 3,527,685 shares of Common Stock underlying the WPCFS Warrants to the Purchasers.  Such Purchasers included, but were not limited to, Richard Rappaport, our President and a director, Anthony Pintsopoulos, our Secretary, Chief Financial Officer and a director, the Amanda Rappaport Trust and the Kailey Rappaport Trust, each of which Mr. Rappaport serves as trustee. In connection with the terms of the Purchase Agreements, the Company has received the option to repurchase all of or any portion of the shares of Common Stock and Warrants owned by the Purchasers and the Purchasers have agreed to reimburse WPCFS an aggregate amount equal to approximately 44.5% of the fees and expenses advanced by WPCFS in accordance with the terms and conditions of the Purchase Agreements.

Subsequent to the year ended December 31, 2010, the Company received $17,250 (the “Stockholder Advances”) in advance from stockholders on a pro rata basis to pay for operating expenses. These funds were advanced interest free, are unsecured, and are due on demand. There is no written or oral agreement in effect with respect to the Stockholder Advances, provided, that the Company intends to attempt to reimburse the Stockholder Advances at the time of the closing of a business combination; however, there is no assurance that the Company will reimburse stockholders.

Promoters and Certain Control Persons

Fees and expenses related to the formation of the Company and the professional fees and expenses associated with the preparation and the filing of the Company’s registration statement on Form 10 in an amount equal to approximately $39,500 (the “WPCFS Advances”) have been advanced to the Company by WPCFS.  Our President and director, Richard Rappaport currently serves as the Chief Executive Officer of WPCFS.  Anthony Pintsopoulos, our Secretary, Chief Financial Officer and a director currently serves as the Chief Financial Officer of WPCFS. These funds have been advanced interest free, are unsecured and are due on demand. There is no written or oral agreement in effect with respect to the WPCFS Advances, provided, that the Company intends to attempt to reimburse the WPCFS Advances at the time of the closing of a business combination; however, there is no assurance that the Company will reimburse WPCFS.

Director Independence

Our Common Stock is not quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our board of directors be independent and therefore, the Company is not subject to any director independence requirements. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation.  Under such definition, Richard A. Rappaport and Anthony C. Pintsopoulos, our directors, would not be considered independent as they serve as the officers of the Company.

The Company currently uses the office space and equipment of WPC and has incurred no cost for office services. Our President and director, Richard Rappaport is the Chief Executive Officer of WPC and Anthony Pintsopoulos is the President and Treasurer of WPC.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Item 8. Legal Proceedings.

There are presently no material pending legal proceedings to which the Company, any of its subsidiaries, any executive officer, any owner of record or beneficially of more than five percent of any class of voting securities is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

(a) Market Information.

The Common Stock is not trading on any stock exchange. The Company is not aware of any market activity in its Common Stock since its inception through the date of this filing.

  As of April 14, 2011, an aggregate of 8,203,919 shares of Common Stock underly outstanding warrants to purchase Common Stock of the Company.

(b) Holders.

As of April 14, 2011, there were 14 record holders of an aggregate of 8,203,919 shares of Common Stock issued and outstanding.

(c) Dividends.

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10. Recent Sales of Unregistered Securities.

On June 4, 2009, the Company offered and sold the WPCFS Shares to WPCFS for an aggregate purchase price equal to $5,000, pursuant to the terms and conditions set forth in the WPCFS Purchase Agreement, and the WPCFS Warrant to purchase an aggregate of 7,096,390 shares of Common Stock for a purchase price equal to $2,500, pursuant to the terms and conditions set forth in the WPCFS Warrant Purchase Agreement.  The Warrant has an exercise price equal to $0.00035.  The WPCFS Warrant is immediately exercisable and terminates on the earlier of June 4, 2019 or five years from the date the Company consummates a merger or other business combination with an operating business or any other event pursuant to which the Company ceases to be a “shell company” and a “blank check company.” Richard Rappaport, our President and a director serves as the Chief Executive Officer of WPCFS.  Anthony Pintsopoulos, our Chief Financial Officer and a director serves as the Chief Financial Officer of WPCFS.  The Company sold these shares of Common Stock and Warrant under the exemption from registration provided by Section 4(2) of the Securities Act.  A form of the WPCFS Common Stock Purchase Agreement and WPCFS Warrant Purchase Agreement are attached hereto as Exhibits 10.1, 10.2, respectively. A form of the WPCFS Warrant was filed as Exhibits 4.1 to the Company’s Form 10 filed with the Securities and Exchange Commission on January 31, 2011 and incorporated herein by reference. An aggregate of 3,527,685 of the shares of Common Stock and Warrants to purchase up to an aggregate of 3,527,685 shares of the Common Stock of the Company owned by WPCFS were sold in accordance with the terms and conditions of the Purchase Agreements and WPAs described in Item 7 of this Registration Statement.

On December 20, 2010, the Company offered and sold to certain investors (the “Investors”) an aggregate of 1,107,529 shares of Common Stock of the Company for an aggregate purchase price equal to $780, pursuant to the terms and conditions set forth in those certain common stock purchase agreements (the “2010 Purchase Agreements”) and warrants (the “2010 Warrants”) to purchase an aggregate of 1,107,529 shares of Common Stock for an aggregate purchase price equal to $390 pursuant to the terms and conditions set forth in those certain warrant purchase agreements (the “2010 Warrant Purchase Agreements”). In connection with the terms and conditions of the 2010 Purchase Agreements, the Investors also agreed to reimburse WPCFS an aggregate amount equal to 12% of the fees and expenses advanced by WPCFS to the Company as of the date of the 2010 Purchase Agreements.  The Company sold these shares of Common Stock and Warrant under the exemption from registration provided by Section 4(2) of the Securities Act.  A form of the 2010 Warrant, the 2010 Purchase Agreements and 2010 Warrant Purchase Agreements were filed as Exhibits 4.2 and 10.3 - 10.6, respectively, to the Company’s Form 10 filed with the Securities and Exchange Commission on January 31, 2011 and incorporated herein by reference.

No securities have been issued for services. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

Item 11. Description of Registrant’s Securities to be Registered.

(a) Capital Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of Common Stock and 10,000,000 are shares of Preferred Stock. As of April 14, 2011, 8,203,919 shares of Common Stock and zero shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available.  In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

None.

(c)  Warrants.

As of April 14, 2011, warrants to purchase an aggregate of 8,203,919 shares of Common Stock were issued and outstanding.

(d) Other Securities to Be Registered.

None.

Item 12. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 13.  Financial Statements and Supplementary Data.

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10.

*Page F-1 follows page 26 to this Registration Statement on Form 10.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following page 23.

(b) Exhibits.

Exhibit
Number	Description
* 3.1	Certificate of Incorporation
*3.2	Amendment to the Certificate of Incorporation
*3.3	By-Laws
* 4.1	WPCFS Warrant
*4.2	Form of 2010 Warrant
10.1	WPCFS Purchase Agreement, dated June 4, 2009
10.2	WPCFS Warrant Purchase Agreement, dated June 4, 2009

*10.3	Common Stock Purchase Agreement, dated December 20, 2010, by and between the Company and Janine Frisco
*10.4	Warrant Purchase Agreement, dated December 20, 2010, by and between the Company, and Janine Frisco
*10.5	Common Stock Purchase Agreement, dated December 20, 2010, by and between the Company and Debbie Schwartzberg
*10.6	Warrant Purchase Agreement, dated December 20, 2010, by and between the Company and Debbie Schwartzberg

* Filed as an exhibit to the Company’s Form 10 filed with the Securities and Exchange Commission on January 31, 2011 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 14, 2011	WRASP 33, Inc.

	By:	/s/ Richard A. Rappaport
Richard A. Rappaport
President and Director
Principal Executive Officer

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
 SUITE 600
DENVER, CO 80202

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholder of WRASP 33, Inc.
Lauderdale by the Sea, FL

We have audited the accompanying balance sheets of WRASP 33, Inc. (a development stage company) ("Company") as of December 31, 2010 and 2009, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the year ended December 31, 2010, for period from June 4, 2009 (inception) to December 31, 2009, and for the period from June 4, 2009 (inception) to December 31, 2010. WRASP 33, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WRASP 33, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the year ended December 31, 2010, for period from June 4, 2009 (inception) to December 31, 2009 and for the period from June 4, 2009 (inception) to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going-concern.  As discussed in Note 1 to the financial statements, the Company is in the development stage and has not commenced operations.  Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company and ultimately achieve profitable operations.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding these matters are also discussed in Note 1 to the financial statements.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
January 26, 2011

WRASP 33, INC.
(A Development Stage Company)
BALANCE SHEETS

	December 31,	December 31,
	2010	2009

ASSETS

CURRENT ASSETS:
Cash	$2,553	$177
Stock Subscriptions Receivable	-	6,500

Total Current Assets	$2,553	$6,677

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Due to Shareholders	$39,500	$-

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, $.0001 par value 10,000,000 shares authorized, none issued	-	-
Common stock, $.0001 par value 100,000,000 shares authorized, 8,203,919 and 7,096,390 issued and outstanding	820	710
Additional paid-in capital	7,850	6,790
(Deficit) accumulated during development stage	(45,617)	(823)

Total Stockholders' Equity (Deficit)	(36,947)	6,677

	$2,553	$6,677

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

WRASP 33, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	For Year Ended December 31, 2010	For the Period June 4, 2009 (Inception) to December 31, 2009	Cumulative from June 4, 2009 (Inception) to December 31, 2010

REVENUE	$-	$-	$-

EXPENSES	44,794	823	45,617

NET (LOSS)	$(44,794)	$(823)	$(45,617)

NET (LOSS) PER COMMON SHARE-BASIC	$(0.01)	*

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	7,129,768	7,096,390

*  Less than $.01

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

WRASP 33, INC.
 (A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock
	Shares	Amount	Additional Paid in Capital	(Deficit) Accumulated During Development Stage	Total Stockholders' Equity (Deficit)

Balances, June 4, 2009 (Inception)	-	$-	$-	$-	$-

Sale of common stock on June 4, 2009 at $.0007046 per share	7,096,390	710	4,290	-	5,000

Sale of warrants to purchase common stock on June 4, 2009 for $.0003523 per warrant	-	-	2,500	-	2,500

Net (loss)	-	-	-	(823)	(823)

Balances, December 31, 2009	7,096,390	710	6,790	(823)	6,677

Sale of common stock on December 20, 2010 at $.0007046 per share	1,107,529	110	670	-	780

Sale of warrants to purchase common stock on December 20, 2010 for $.0003523 per warrant	-	-	390	-	390

Net (loss)	-	-	-	(44,794)	(44,794)

Balances, December 31, 2010	8,203,919	$820	$7,850	$(45,617)	$(36,947)

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

WRASP 33, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2010	For the Period June 4, 2009 (Inception) to December 31, 2009	Cumulative from June 4, 2009 (Inception) to December 31, 2010

CASH FLOWS (TO) OPERATING ACTIVITIES:
Net income (loss)	$(44,794)	$(823)	$(45,617)

Net Cash (Used In) Operating Activities	(44,794)	(823)	(45,617)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from Stockholders	39,500	-	39,500
Common stock issued for cash	5,113	667	5,780
Warrants issued for cash	2,557	333	2,890

Net Cash Provided by Financing Activities	47,170	1,000	48,170

NET INCREASE IN CASH AND CASH EQUIVALENTS:	2,376	177	2,553

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	177	-	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,553	$177	$2,553

NON-CASH FINANCING ACTIVITIES:
Common Stock issued for subscription receivable	$-	$4,333	$-
Warrants issued for subscription receivable	$-	$2,167	$-

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

WRASP 33, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History
WRASP 33, Inc. (the Company), a development stage company, was incorporated under the laws of the State of Delaware on June 4, 2009 under the name SRKP 33, Inc. The name was changed from SRKP 33, Inc. to WRASP 33, Inc. on July 14, 2009.  The Company is in the development stage as defined in Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 915 "Development Stage Entities".  The fiscal year end is December 31.

Going Concern and Plan of Operation
The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company is in the development stage and has negative working capital, negative stockholders’ equity and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company is currently devoting its efforts to locating merger candidates.  The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Income Taxes
In accordance with ASC Topic 740, "Accounting for Income Taxes", the Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

For federal income tax purposes, substantially all startup and organizational expenses must be deferred until the Company commences business.  The Company may elect a limited deduction of up to $10,000 in the taxable year in which the trade or business begins.  The $10,000 must be reduced by the amount of startup costs in excess of $60,000.  The remainder of the expenses not deductible must be amortized over a 180-month period beginning with the month in which the active trade or business begins.  These expenses will not be deducted for tax purposes and will represent a deferred tax asset.  The Company will provide a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income.  Tax deductible losses can be carried forward for 20 years until utilized.

The Company has adopted ASC Topic 740, "Accounting for Uncertainty in Income Taxes" - an interpretation of FASB Statement No. 48 (“FIN 48”) as of June 4, 2009. ASC Topic 740 clarifies the accounting for uncertainty in income taxes recognized in companies’ financial statements in accordance with ASC Topic 740, Accounting for Income Taxes. As a result, the Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As a result of implementing ASC

WRASP 33, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

Topic 740, the Company’s management has reviewed the Company’s tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore the implementation of this standard has not had a material affect on the Company.

Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The Company’s evaluation was performed for the tax periods ended December 31, 2010 and 2009 for U.S. Federal Income Tax and for the tax periods ended December 31, 2010 and 2009 for the State of Florida Income Tax, the tax years which remains subject to examination by major tax jurisdictions as of December 31, 2010.

The Company does not have any unrecognized tax benefits as of December 31, 2010 and 2009 which if recognized would affect the Company’s effective income tax rate.

The Company’s policy is to recognize interest and penalties related to income tax issues as components of income tax expense. The Company did not recognize or incur any accrual for interest and penalties relating to income taxes as of December 31, 2010 and 2009.

Deferred Offering Costs
Deferred offering costs, consisting of legal, accounting and filing fees relating to an offering will be capitalized. The deferred offering costs will be offset against offering proceeds in the event the offering is successful. In the event the offering is unsuccessful or is abandoned, the deferred offering costs will be expensed.

Cash and Cash Equivalents
Cash and cash equivalents consist primarily of cash in banks and highly liquid investments with original maturities of 90 days or less.

Concentrations of Credit Risk
The Company maintains all cash in deposit accounts, which at times may exceed federally insured limits.  The Company has not experienced a loss in such accounts.

Earnings per Common Share
Basic earnings per common share are computed based upon the weighted average number of common shares outstanding during the period.  Diluted earnings per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method.  In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive. At December 31, 2010 and, 2009, the only potential dilutive securities were 8,203,919 and 7,096,390 common stock warrants, respectively. Due to the net loss, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would be anti-dilutive.

WRASP 33, INC.
 (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates in the Preparation of Financial Statements
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

Recently Issued Accounting Pronouncements
The Company has adopted all recently issued accounting pronouncements.  The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

NOTE 2 - STOCKHOLDERS' EQUITY

During June 2009, the Company sold for a $5,000 subscription receivable 7,096,390 shares of its $.0001 par value common stock to an investor. In addition, the Company also sold to the investor for a $2,500 subscription receivable, warrants to purchase 7,096,390 shares of common stock at an exercise price of $.00035.  These warrants expire at the earlier date of 10 years from date of purchase or 5 years from the date the Company consummates a merger or other business combination with an operating business or any other event to which the Company ceases to be a “shell company.” The stock subscription receivable was paid in the amount of $1,000 on July 27, 2009, $1,000 on January 20, 2010, $1,000 on January 27, 2010 and the balance of $4,500 paid on August 19, 2010.  During December 2010, the investor transferred stock, warrants and debt to eleven new shareholders. Total shares of common stock, warrants and debt transferred to these eleven new shareholders as of December 31, 2010 was 3,527,685, 3,527,685 and $16,985, respectively.  In addition, during December 2010 the investor transferred an additional $5,333 to two additional new shareholders.

During December 2010, the Company sold for $780 cash  1,107,529 shares of its $.0001 par value common stock to various investors. In addition, the Company also sold for $390 cash, warrants to purchase 1,107,529 shares of common stock at an exercise price of $.00035.

Pursuant to certain terms of the agreements, the Company has the option to repurchase all of or any portion of the shares of Common Stock and Warrants owned by all shareholders except WestPark Capital.  The repurchase option is exercisable at a price equal to two times the sum of the purchase price and any advances or additional cash contributions to capital made by the investors, including loans. The repurchase option is at the sole discretion of the Company and subject to other terms defined in the agreements. The option is available at any time after the date of the agreement for non-employees and non-affiliates of WestPark Capital and at any time after a purchaser ceases to be an employee or affiliate of WestPark Capital for purchasers that are employees or affiliates of WestPark Capital.

In the event the Company completes a merger with an operating company within a certain time period after a repurchase has occurred, the new investors may have the option to repurchase their shares from the Company subject to the terms of the agreements.

WRASP 33, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Most office services are provided at no charge by WestPark Capital.  The Company’s President is also the Chief Executive Officer of WestPark Capital. Such costs are immaterial to the financial statements. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available.  Such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 4 - DUE TO STOCKHOLDERS

Since inception our stockholders have advanced the Company $39,500 to pay for operating expenses. These funds have been advanced interest free, are unsecured, and are due on demand.

NOTE 5 - SUBSEQUENT EVENTS

Subsequent to the year ended December 31, 2010, the Company received $17,250, from various stockholders to pay for operating expenses. These funds were advanced interest free, are unsecured, and are due on demand.